Exhibit 99.2

BD Announces Pricing of Tender Offers

FRANKLIN LAKES, NJ (August 19, 2021) – Becton, Dickinson and Company (NYSE: BDX) (the “Company” or “BD”) today announced the consideration payable in connection with its previously announced tender offers to purchase for cash (i) any and all of the Company’s 2.894% senior notes due 2022 and 3.300% senior notes due 2023, each listed in the first table below (the “Any and All Notes”), and (ii) in the order of priority set forth in the second table below, up to the applicable Maximum Tender SubCap, if any, of each of the Company’s 3.875% senior notes due 2024, 3.734% senior notes due 2024 and 3.363% senior notes due 2024, each listed in the second table below (collectively, the “Maximum Tender Offer Notes” and together with the Any and All Notes, the “Securities” and each a “series”), subject to an aggregate maximum tender cap of $1,285,000,000 for all tendered series of Maximum Tender Offer Notes (the “Aggregate Maximum Tender Cap”).

The tables below set forth the Total Consideration for each series of Securities.
Any and All Notes
Title of Security	CUSIP Number	Principal Amount Outstanding	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread	Early Tender Payment (1)(2)	Total Consideration (1)(2)
2.894% senior notes due 2022	075887BT5	$1,535,000,000	0.125% UST due 5/31/2022	Bloomberg FIT 3 Screen	+20 bps	$30	$1,020.77
3.300% senior notes due 2023	075887BK4	$293,850,000	0.125% UST due 2/28/2023	Bloomberg FIT 4 Screen	+25 bps	$30	$1,044.03

Maximum Tender Offer Notes
Title of Security	CUSIP Number	Principal Amount Outstanding	Maximum Tender SubCap	Acceptance Priority Level	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread	Early Tender Payment (1)(2)	Total Consideration (1)(2)
3.875% senior notes due 2024	075887BL2	$176,330,000	N/A	1	0.375% UST due 7/15/2024	Bloomberg FIT 1 Screen	+25 bps	$30	$1,079.28
3.734% senior notes due 2024	075887BF5	$1,375,000,000	$500,000,000	2	0.375% UST due 7/15/2024	Bloomberg FIT 1 Screen	+35 bps	$30	$1,090.22
3.363% senior notes due 2024	075887BV0	$1,750,000,000	N/A	3	0.375% UST due 7/15/2024	Bloomberg FIT 1 Screen	+20 bps	$30	$1,071.79

(1)	Per $1,000 principal amount.
(2)	The Total Consideration for Securities validly tendered prior to or at the Early Tender Date and accepted for purchase is calculated using the applicable Fixed Spread and is inclusive of the Early Tender Payment.

The tender offers are being made pursuant to the terms and conditions set forth in the offer to purchase, dated August 5, 2021, as amended by the Company’s press release dated August 10, 2021 (as so amended, the “Offer to Purchase”) upsizing the Aggregate Maximum Tender Cap and the Maximum Tender SubCap. The Company refers investors to the Offer to Purchase for the complete terms and conditions of the tender offers.

The “Total Consideration” listed in the tables above for each $1,000 principal amount of a series of Securities was determined at 10:00 a.m., New York City time, on August 19, 2021. Only holders of Securities who validly tendered and did not validly withdraw their Securities at or prior to 5:00 p.m., New York City time, on August 18, 2021 (the “Early Tender Date”) are eligible to receive the Total Consideration for Securities accepted for purchase. Holders of Securities who validly tender their Securities after the Early Tender Date but prior to or at the Expiration Date (as defined below) will be eligible to receive the “Late Tender Offer Consideration,” which is equal to the Total Consideration minus the Early Tender Payment specified in the tables above, if their validly tendered Securities are accepted for purchase. Holders will also receive accrued and unpaid interest on Securities validly tendered and accepted for purchase from the last interest payment date up to, but not including, the date the Company makes payment for such Securities. Since the tender offers for the Maximum Tender Offer Notes are fully subscribed as of the Early Tender Date, the Company does not expect it will accept any Maximum Tender Offer Notes tendered after the Early Tender Date. Any and All Notes tendered after the Early Tender Date and prior to or at the expiration date of the tender offers for the Any and All Notes will be accepted for purchase in the manner described in the Offer to Purchase.

Information Relating to the Tender Offers

Barclays Capital Inc. and Citigroup Global Markets Inc. are the lead dealer managers for the tender offers. BNP Paribas Securities Corp. is the co-dealer manager for the tender offers. Investors with questions regarding the tender offers may contact Barclays Capital Inc. at (800) 438-3242 (toll free) or (212) 528-7581 (collect) or Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect). Global Bondholder Services Corporation is the tender and information agent for the tender offers and can be contacted at (866) 924-2200 (toll-free) or (212) 430-3774 (collect).

None of the Company or its affiliates, their respective boards of directors, the dealer managers, the tender and information agent or the trustee with respect to any Securities is making any recommendation as to whether holders should tender any Securities in response to any of the tender offers, and neither the Company nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Securities, and, if so, the principal amount of Securities to tender.

The full details of the tender offers, including complete instructions on how to tender Securities, are included in the Offer to Purchase. Holders are strongly encouraged to read carefully the Offer to Purchase, including materials incorporated by reference therein, because they contain important information. The Offer to Purchase may be downloaded from Global Bondholder Services Corporation’s website at www.gbsc-usa.com/BectonDickinson or obtained from Global Bondholder Services Corporation, free of charge, by calling toll-free at (866) 924-2200 (bankers and brokers can call collect at (212) 430-3774).

This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any of the Securities and the tender offers do not constitute an offer to buy or the solicitation of an offer to sell Securities in any jurisdiction or in any circumstances in which such offer or solicitation is unlawful.

About BD

BD is one of the largest global medical technology companies in the world and is advancing the world of health by improving medical discovery, diagnostics and the delivery of care. The company supports the heroes on the frontlines of health care by developing innovative technology, services and solutions that help advance both clinical therapy for patients and clinical process for health care providers. BD and its 70,000 employees have a passion and commitment to help enhance the safety and efficiency of clinicians' care delivery process, enable laboratory scientists to accurately detect disease and advance researchers' capabilities to develop the next generation of diagnostics and therapeutics. BD has a presence in virtually every country and partners with organizations around the world to address some of the most challenging global health issues. By working in close collaboration with customers, BD can help enhance outcomes, lower costs, increase efficiencies, improve safety and expand access to health care.

Contacts:

Media:	Investors:
Troy Kirkpatrick	Kristen M. Stewart, CFA
VP, Public Relations	SVP, Strategy & Investor Relations
858.617.2361	201.847.5378
troy.kirkpatrick@bd.com	kristen.stewart@bd.com

Forward-Looking Statements

This press release contains certain estimates and other forward-looking statements (as defined under federal securities laws) regarding BD’s performance, including in relation to the consummation of the tender offers. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to forward-looking statements contained herein, a number of factors could cause actual results to vary materially. These factors include, but are not limited to, the factors discussed in BD’s filings with the Securities and Exchange Commission. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

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